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                                                                   EXHIBIT 10.28

                                                                  March 16, 2004

Caraco Pharmaceutical Laboratories Ltd.
110 Elijah McCoy Drive
Detroit, MI 48202

Re $10,000,000 line of credit

Gentlemen or Ladies:

         Citibank, F.S.B. ("Citibank") is pleased to advise you it holds available for Caraco Pharmaceutical Laboratories Ltd. (the "Borrower"), a corporation organized and in good standing under the laws of the State of Michigan, a line of credit (the "Line") in the amount of $10,000,000, subject to the following terms an conditions:

1.       Description of the Line:

         Loans provided under the Line shall be evidenced by Citibank's Master Note (the "Note") in the amount of the Line. Each advance thereunder shall bear interest at a rate to be elected by the Borrower at the time of each advance thereunder equal to either:

         Prime Rate Option: A rate equal to the prime rate of interest as published in the Money Rates column of the Wall Street Journal from time to time (the "Prime Rate"); any change in the Prime Rate shall take effect on the date of the change in the Prime Rate, or

         LIBOR Rate Option: A rate equal to the Reserve Adjusted LIBOR, as such term is defined in the Note, plus a margin of 100 basis points.

         Interest on the unpaid principal balance of the Note from time to time outstanding shall be payable monthly in arrears commencing on the first day of the month following the date of the first advance under the Note. Any advance under the Line made by Citibank in its discretion shall be in an amount not less than $100,000.

         In the case of a Prime Rate advance, such advance may be prepaid, in whole or in part, in increments of not less than $100,000, without premium or penalty.

         The Borrower agrees to indemnify Citibank and hold Citibank harmless from any loss or expense that Citibank may sustain or incur, as more particularly described in the Note should the Borrower make any prepayment of the principal of an advance hereunder bearing interest at the LIBOR Rate or in the event of a default by the Borrower in the payment or performance of any terms of the Note or this line letter.

         There shall be available under the Line a sublimit for commercial letters of credit (each, an "L/C" and collectively, the "L/Cs") and standby letters of credit (each, a "SBLC" and collectively, the "SBLCs") in an amount not exceeding $500,000 in the aggregate.

         Each L/C issued under the Line shall be governed by the terms and conditions set forth in Citibank's Master Letter of Credit Agreement. There shall be payable in respect of each L/C, a fee equal to -1/4% ($100.00 minimum) upon the opening and 1/4% ($100.00 minimum) upon the negotiation thereof together with Citibank's fees and charges therewith. The maximum tenor for each L/C shall be one year.

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         The SBLC issued under the Line shall be evidenced by Citibank's
Agreement for Standby Letters of Credit which shall provide for the payment by the Borrower of a fee equal to 1% per annum. The SB shall, by its terms, expire not more than one (1) year after its issuance, but shall be automatically renewable for successive one year periods, unless written notice of termination is given by Citibank.

         Availability under the Line shall be limited to the aggregate principal amount of the Collateral SBLC in favor of Citibank in form and substance satisfactory to Citibank.

         The Borrower acknowledges and agrees that the Line is uncommitted and requests for advances or extensions of credit thereunder shall be approved in the discretion of Citibank, which may refuse to make an extension of credit under the Line at any time without prior notice to the Borrower, and that the performance or compliance by the Borrower of the agreements contained in this letter, or in any other document or agreement evidencing or securing such advances or extensions of credit. shall not obligate Citibank to make an advance or provide an extension of credit thereunder.

         Subject to the terms and conditions hereof, the Line shall be available until March 15, 2005.

2.       Purpose of the Line:

         The purpose of the Line shall be to support the Borrower's working capital needs, debt redemption and capital expenditures.

3.       Security for the Line:

         The Line shall be secured by "irrevocable and unconditional" Standby Letter(s) of Credit (the "Collateral SBLC") in favor of Citibank in form and substance satisfactory to Citibank.

4.       Conditions Precedent:

         Prior to the Borrower's initial request for an advance under the Line:

         (a)      It shall have provided to Citibank:

                  (a) A copy of the resolutions passed by the Borrower's Board of Directors certified by its Secretary as being in full force and effect authorizing the borrowing described herein and the execution of all documents and agreements required by Citibank to evidence and secure the Line; and

                  (b) A certified copy of the certificate of incorporation of the Borrower.

         (b) Citibank shall have received the Collateral SBLC in favor of Citibank in the amount of $10,000,000 in form and substance satisfactory to Citibank.

5.       Financial Reporting:

         The Borrower shall provide to Citibank:

         (a) As soon as available, but in any event within one hundred twenty (120) day after the last day of each fiscal year, a balance sheet of the Borrower, as of such last day of the fiscal year, and statements of income and retained earnings and cash flows for such fiscal year prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, such statements to be audited by a firm of independent certified public accountants satisfactory to Citibank.

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         (b)      As soon as available, but in any event within sixty (60) days after the end of each fiscal quarter, a balance sheet of the Borrower and statements of income and retained earnings and cash flows of the Borrower for such quarter, and the portion of the fiscal year through such date all in reasonable detail, such statements to be prepared by the Borrower in accordance with generally accepted accounting principles consistently applied.

         Each of the financial statements specified in Sections (i) and (ii) above shall be accompanied by a certificate signed by the president or chief financial officer of the Borrower to the effect that such statements fairly present the financial condition of the Borrower as of the balance sheet date and results of the operations of the Borrower for the period(s) then ended in accordance with generally accepted accounting principles consistently applied.

         (c) Such other financial or additional information as Citibank may from time to time request.

6.       Special Requirements:

         The Borrower agrees that the Line shall be supported by a negative pledge agreement in form and substance satisfactory to Citibank.

7.       Origination Fee:

         In order to compensate Citibank for any costs attributable to Citibank's due diligence review of the Borrower's financial condition and business operations, including, without limitation, any credit and financial analysis conducted by Citibank to determine whether the Line shall be made available to the Borrower, the Borrower agrees to pay Citibank an administration fee of $10,000. If the origination fee is no remitted herewith, the Borrower authorizes Citibank to charge any of the Borrower's accounts maintained with Citibank for the payment thereof.

8.       Acceptance:

         If the foregoing is acceptable, please so indicate by signing and returning this letter together with the origination fee before March 29, 2004, the date this letter will otherwise expire, unless extended in writing by Citibank.

                                            Very truly yours,

                                            CITIBANK, F.S.B.
                                            By: CITIBANK, N.A., Servicing Agent

                                            By: /s/ Martin Efron
                                                --------------------------------
                                                    Martin Efron
                                                    Vice President

Agreed and Accepted this
19th day of March, 2004

CARACO PHARMACEUTICAL LABORATORIES LTD.

By: /s/  Jitendra N. Doshi
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         Name: Jitendra N. Doshi
         Title: Chief Executive Officer

State of Michigan
County of Oakland, Acting in Wayne County

On this 19th day of March 2004, Jitendra Doshi personally appeared before me, who is personally known to me to be the signer of the above instrument, and he acknowledged signing of his own free will.

                                        By: /s/  Susan Banks-Williams, Ph.D.
                                            ------------------------------------
                                        Susan Banks-Williams, Ph.D
                                        Notary Public, State of Michigan
                                        My Commission Expires September 1, 2007